UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is filed by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of The Southern Company (“Southern Company”) in Item 7 and Note 3 to the financial statements of Southern Company under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” and “- Proposed Sale of Undivided Interest to SMEPA” in Item 8 of Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (“Form 10-K”) and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” and “- Proposed Sale of Undivided Interest to SMEPA” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power Company (“Mississippi Power”) in Item 7 and Note 3 to the financial statements of Mississippi Power under “Integrated Coal Gasification Combined Cycle - Rate Recovery of Kemper IGCC Costs” and “- Proposed Sale of Undivided Interest to SMEPA” in Item 8 of Mississippi Power’s Form 10-K for additional information regarding rate recovery for costs associated with the integrated coal gasification combined cycle facility under construction in Kemper County, Mississippi (the “Kemper IGCC”), the proposed sale to South Mississippi Electric Power Association (“SMEPA”) of a 15% undivided interest in the Kemper IGCC, and capital requirements related to the construction and start-up of the Kemper IGCC. In addition, see MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle - Proposed Sale of Undivided Interest to SMEPA” in Mississippi Power’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (“Form 10-Q”) and Note (B) to the Condensed Financial Statements of Southern Company and Mississippi Power under “Integrated Coal Gasification Combined Cycle - Proposed Sale of Undivided Interest to SMEPA” in each company’s Form 10-Q.

On May 20, 2015, SMEPA notified Mississippi Power that it is terminating the asset purchase agreement between Mississippi Power and SMEPA (the “Asset Purchase Agreement”) whereby SMEPA previously agreed to purchase a 15% undivided interest in the Kemper IGCC (the “15% Undivided Interest”). Mississippi Power previously received a total of $275 million of deposits from SMEPA that are required to be returned to SMEPA with interest in connection with the termination of the Asset Purchase Agreement.
The investment and related costs associated with the 15% Undivided Interest were excluded from Mississippi Power’s retail rate filings filed on May 15, 2015 with the Mississippi Public Service Commission. SMEPA’s acquisition was estimated to total approximately $600 million at completion of the Kemper IGCC, including approximately $110 million of allowance for funds used during construction, plus a proportionate share of the Kemper IGCC-related inventory, prepayments, and regulatory assets. Mississippi Power is currently evaluating its alternatives related to the investment and related costs associated with the 15% Undivided Interest.
The ultimate outcome of this matter cannot be determined at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2015		THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary
MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

4